Exhibit 99.6

August 24, 2018

CNFinance Holdings Limited (the “Company”)

44/F, Tower G

No. 16 Zhujiang Dong Road, Tianhe District

Guangzhou City, Guangdong Province 510620

People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on July 11, 2018 with the U.S. Securities and Exchange Commission, including any amendments or supplements thereto (the “Registration Statement”), and to the filing of this consent as an exhibit to the Registration Statement.

Sincerely yours,

/s/ Linbin Zhou
Name: Linbin Zhou